UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2015 (September 30, 2015)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note for the Filing of Form 8-K/A

Crestwood Equity Partners LP (“CEQP”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2015 (the “Original Filing”), solely to correct a typographical error found in Item 1.02. This Amendment No. 1 corrects the amount of borrowings outstanding that CEQP repaid under its credit facility and letters of credit. Amended Item 1.02 is restated below in its entirety. Except as amended hereby, CEQP has made no changes to the information contained in the Original Filing.

Item 1.02  Termination of a Material Definitive Agreement.

Contemporaneously with the closing of the Merger, on September 30, 2015, CEQP repaid in full and terminated its Amended and Restated Credit Agreement, dated as of February 2, 2011, as amended, amended and restated or otherwise modified after such date, among CEQP, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto. On the Closing Date (as defined below), CEQP repaid $378.3 million of borrowings outstanding under its credit facility and all letters of credit outstanding as of such date were deemed to have been issued under the Midstream Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP By: Crestwood Equity GP LLC, its General Partner

Date: October 1, 2015	By:	/s/ Robert T. Halpin
Name: Robert T. Halpin
Title: Senior Vice President and Chief Financial Officer